EXHIBIT 99.1

Neonode Inc.

Audited Consolidated Financial Statements for 2006, 2005 and 2004

Report of Independent Registered Public Accounting Firm

To the shareholders of Neonode Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Neonode Inc. and its subsidiary at December 31, 2006 and December 31, 2005, and the results of their operations and their cash flows for each of the two years ended December 31, 2006 and the ten month period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note I to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stockholm, Sweden
April 20, 2007, except for Note 19 (b) for which the date is November 15, 2007

Öhrlings PricewaterhouseCoopers AB

/s/ Christine Rankin Johansson

Christine Rankin Johansson
Authorized Public Accountant

Neonode, Inc.
Consolidated Statements of Financial Position

		As of December 31,
Amounts in US dollars (000) except for share and per share data	Note	2006	2005

ASSETS
Current Assets
Cash		369	199
Accounts receivable, net of allowances for doubtful accounts
of $0, and $20 for 2006 and 2005, respectively		46	11
Inventories, net	3	-	154
Prepaid expenses and accrued income	4	621	68
Other current assets	5	117	39

Total current assets		1,153	471

Machinery and equipment, net	6	65	50
Intangible assets	7	155	191

		220	241

Total assets		1,373	712

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Current portion of long-term debt		5,112	123
Accounts payable		245	428
Accrued expenses	8	893	120
Deferred revenue		462	1,175
Other liabilities	9	437	302

Total current liabilities		7,149	2,148

Long-term debt	10	854	827

Total liabilities		8,003	2,975

Commitments and contingencies	15

Stockholders' equity (deficit)	11,18

Common stock, 40,000,000 shares authorized with par value
$ 0.003; 10,282,127 and 9,233,202 shares issued and
outstanding at Dec. 31, 2006 and 2005, respectively		31	28
Additional paid-in-capital		3,478	2,672
Accumulated other comprehensive income		88	146
Accumulated deficit		(10,227)	(5,109)

Total stockholders' equity (deficit)		(6,630)	(2,263)

Total Liabilities and Stockholders' Equity (deficit)		1,373	712

The accompanying notes are an integral part of these Consolidated Financial Statements.

Neonode, Inc.
Consolidated Statements of Operations

		Twelve Months	Twelve Months	* Ten Months
		Months Ended	Months Ended	Months Ended
		Dec. 31,	Dec. 31,	Dec. 31,
Amounts in US dollars (000) except for share and per share data	Note	2006	2005	2004

Net sales	17	1,644	1,499	248
Cost of sales		1,297	1,436	573
Gross profit (loss)		347	63	(325)

Operating expenses
Research and development		2,226	1,656	661
Sales and marketing		746	711	145
General and administrative	11	1,846	1,061	286
Total operating expenses	18	4,818	3,428	1,092
Operating loss		(4,471)	(3,365)	(1,417)

Other income (expense):
Interest income and other income		117	19	2
Interest expense and other expenses		(764)	(336)	(12)
Total other expense		(647)	(317)	(10)
Loss before income taxes		(5,118)	(3,682)	(1,427)
Income tax provision (benefit)	13	-	-	-
Net loss		(5,118)	(3,682)	(1,427)

Non-cash inducement charge related to
corporate reorganization Feb. 28, 2006		106	-	-
Net loss available to common shareholders		(5,224)	(3,682)	(1,427)

Loss per common share:	16
Basic		(0.52)	(0.41)	(0.19)
Diluted		(0.52)	(0.41)	(0.19)

Weighted average common
shares outstanding:		10,118,840	8,955,157	7,436,447

The accompanying notes are an integral part of these Consolidated Financial Statements.
* The ten month period for 2004 began on February 18, 2004

Neonode Inc.
Consolidated Statements of Stockholder's Equity

Amounts in US dollars (000) except for share amounts

	Common stock
				Accumulated
			Additional	other	Accu-	Stockholders'	Compre-
	Shares		paid-in	comprehensive	mulated	equity	hensive
	issued (1)	Par value	capital	income	deficit	(deficit)	loss

Balance, February 18, 2004	6,357,420	19	-			19
Issuance of common stock	1,944,710	6	1,425			1,431
Cumulative translation adjustment				56		56	56
Net loss					(1,427)	(1,427)	(1,427)
Comprehensive loss							(1,371)
Balance, December 31, 2004	8,302,130	25	1,425	56	(1,427)	79

Issuance of common stock	931,076	3	933			936

Stock compensation charge in
conjunction with payable converted
to common stock			100			100

Stock compensation charge in
conjunction with issuance of
warrants			149			149

Issuance of warrants			23			23
Debt discount in conjunction with
issuance of warrants with debt			42			42

Cumulative translation adjustment				90		90	90
Net loss					(3,682)	(3,682)	(3,682)
Comprehensive loss							(3,592)
Balance December 31, 2005	9,233,206	28	2,672	146	(5,109)	(2,263)

Issuance of common stock	127,148	-	198			198

Issuance of common stock and
warrants as part of Company
reorganization Feb. 28, 2006	921,773	3	719			722
Non-cash inducement charge in
conjuction with reorganization
Feb.28, 2006 (see note 11)			(106)			(106)

Reclassification of warrants to
liability			(5)			(5)

Cumulative translation adjustment				(58)		(58)	(58)
Net loss					(5,118)	(5,118)	(5,118)
Comprehensive loss							(5,176)
Balance December 31, 2006	10,282,127	31	3,478	88	(10,227)	(6,630)

(1)
Shares issued have been converted to Neonode Inc. common stock per February 28, 2006 as if conversion took place for all periods with an exchange rate of 1 share of Neonode AB common stock for 1.8 shares of Neonode Inc. common stock.

The accompanying notes are an integral part of these Consolidated Financial Statements.

Neonode, Inc.
Consolidated Statements of Cash Flows

	Twelve	Twelve	* Ten
	Months	Months	Months
	Ended	Ended	Ended
	Dec. 31,	Dec. 31,	Dec. 31,
Amounts in US dollars (000)	2006	2005	2004

Cash Flows from Operating Activities:
Net loss	(5,118)	(3,682)	(1,427)
Adjustments to reconcile net loss to cash
used in operating activities:
Depreciation and amortization	90	88	47
Deferred interest	76	-	-
Amortizaton of debt discount and deferred financing fees	240	11	-
Stock-based compensation expense	616	249	-
Write-down of inventories	133	195	-
Change in fair value of embedded derivative	(18)	-	-

Changes in operating assets and liabilities:
Accounts receivable and other current assets	(97)	90	(153)
Prepaid expenses and accrued income	(379)	13	(88)
Inventories	38	85	(457)
Accounts payable and other liabilities	425	(101)	988
Deferred revenue	(851)	1,229	-

Net cash used in operating activities	(4,845)	(1,823)	(1,090)

Cash Flows From Investing Activities:
Acquisition of intangible assets	-	-	(171)
Acquisition of property and equipment	(34)	(5)	(72)

Net cash used in investing activities	(34)	(5)	(243)

Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt	5,000	1,022	-
Deferred financing fees	(307)	-	-
Payments on long-term notes payable	(93)	(37)	-
Proceeds from sale of warrants	-	23	-
Proceeds from sale of common stock	198	937	1,449
'Net cash provided by financing activities	4,798	1,945	1,449

Effect of exchange rate changes on cash	251	(101)	67

Net Increase in cash and
cash equivalents	170	16	183
Cash and cash equivalents - beginning
of period	199	183	-
Cash and cash equivalents - end of
period	369	199	183

Supplemental Disclosures of Cash Flow Information:
Interest paid	14	35	2
Non-cash financing activities:
Short-term payable converted to common stock	-	100	-
Non-cash investing activities:
Loan assumed as part of acquisition of intangible assets.	-	-	141

* The ten month period for 2004 began on February 18, 2004
The accompanying notes are an integral part of these Consolidated Financial Statements.

NEONODE INC

Notes to the Consolidated Financial Statements

All amounts in (000) except for share and per share data

1. Nature of the business and operations

Neonode, Inc. (the Company) was incorporated in the State of Delaware in 2006 as the parent of Neonode AB, a company founded in February 2004 and incorporated in Sweden. In February 2004, Neonode AB acquired the assets, including intangible assets, relating to the current business, in exchange for cash of SEK 1,200 ($168) and the assumption of a loan of SEK 1,000 ($141). The Company allocated the consideration to intangible assets in the amount of SEK 2,024 ($284) and to equipment in the amount of SEK 176 ($25) based on relative fair values. In February, 2006, a corporate reorganization was effected by issuing all of the shares of Neonode Inc. to the stockholders of Neonode AB based upon the number and class of shares owned by each in exchange for all of the outstanding stock of Neonode AB. Following the reorganization, Neonode AB became a wholly-owned subsidiary of Neonode Inc. The reorganization was accounted for with no change in accounting basis for Neonode AB, since there was no change in control of the Group. The consolidated accounts comprise the accounts of the Companies as if they had been owned by the Company throughout the entire reporting period. In connection with the reorganization, the Company commenced borrowing from a group of new investors (AIGH).

Neonode designs, develops and sells multimedia mobile phones with a focus on unique design and user experience. Neonode’s first model, the N1, was released in November 2004. Approximately 7,000 units of the N1 were sold. The Company’s next generation multimedia mobile phone, the Neonode N2, was launched in February 2007 with first shipments of the phone estimated during May 2007.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has incurred net operating losses and negative operating cash flows since inception. As of December 31, 2006 the Company had an accumulated deficit of $10,227 and a working capital deficit of $5,972. In February 2007, the company completed an offering of $5,000 of its convertible senior secured notes to existing shareholders, warrant holders, and convertible note holders of Neonode Inc and AIGH. The terms and conditions of these notes are substantially the same as for the senior secured notes described in Note 10. Management expects to convert all its convertible debt, including accrued interest on such debt, prior to maturity. As a result of this financing transaction, management believes that it will be able to meet its liquidity needs for the next 12 months. The financial statements do not include any adjustments related to the recovery of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of significant accounting policies

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of Neonode Inc and its subsidiary based in Sweden, Neonode AB. All inter-company accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires making estimates and assumptions that affect, at the date of the financial statements, the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from these estimates. Significant estimates include but are not limited to collectibility of accounts receivable, carrying value of inventory, estimated useful lives, recoverable amounts and fair values of intangible assets, and the fair value of securities such as options and warrants issued for stock-based compensation and in certain financing transactions.

Cash

We have not had any liquid investments other than normal cash deposits with bank institutions to date.

Accounts receivable

Our net accounts receivable are stated at net realizable value. We regularly evaluate the collectibility of our trade receivable balances based on a combination of factors. Our policy is to maintain allowances for specifically identified estimated losses resulting from the inability of our customers to make required payments.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or market. Our policy is to establish inventory reserves when conditions exist that suggest that our inventory may be in excess of anticipated demand or is obsolete based upon our assumptions about future demand for our products and market conditions.

Machinery and equipment

Machinery and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based upon estimated useful lives of the assets ranging from one to five years as follows:

Estimated useful lives

Computer equipment	3 years
Furniture and fixtures	1 to 5 years

Equipment purchased under capital leases are amortized on a straight-line basis over the estimated useful life of the asset.

Upon retirement or sale of property and equipment, cost and accumulated depreciation on such assets are removed from the accounts and any gains or losses are reflected in the statement of operations. Maintenance and repairs are charged to expense as incurred.

Intangible assets

Intangible assets with finite lives are recorded at cost less accumulated amortization. Amortization is computed over the estimated useful life of the asset, which is generally five years for our patents.

Long-lived assets

We assess any impairment by estimating the future cash flow from the associated asset in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If the estimated undiscounted cash flow related to these assets decreases in the future or the useful life is shorter than originally estimated, we may incur charges for impairment of these assets. The impairment is based on the estimated discounted cash flow associated with the asset.

Foreign currency translation

The functional currency of our foreign subsidiary is the applicable local currency, the Swedish krona. The translation from Swedish kronor to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included as a separate component of accumulated other comprehensive income. Gains or losses resulting from foreign currency transactions are included in other income (expense). Foreign currency transaction losses which are included in other income and (expense) were $265, $2 and $1 during the twelve month periods ending December 31, 2006 and 2005 and for the 10 month period ending December 31, 2004, respectively.

Derivatives

We do not enter into derivative contracts for purposes of risk management or speculation.  However, from time to time, we enter into contracts that are not considered derivative financial instruments in their entirety but that include embedded derivative features. Such embedded derivatives are assessed at inception of the contract and, depending on their characteristics, are accounted for as separate derivative financial instruments pursuant to FAS 133. We account for these derivatives under FAS No. 133, "‘‘Accounting for Derivative Instruments and Hedging Activities,’’ as amended (together, FAS 133).

FAS 133 requires that we analyze all material contracts and determine whether or not they contain embedded derivatives. Any such derivatives are then bifurcated from their host contract and recorded on the consolidated balance sheet at fair value and the changes in the fair value of these derivatives are recorded each period in the consolidated statements of operations.

Revenue recognition

Our policy complies with the guidance provided by the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements, issued by the Securities and Exchange Commission. We recognize revenue from the sale of our mobile phones when all of the following conditions have been met: (1) evidence exists of an arrangement with the customer, typically consisting of a purchase order or contract; (2) the goods have been delivered and risk of loss has passed to the customer; (3) we have completed all of the necessary terms of the contract; (4) the amount of revenue to which we are entitled is fixed or determinable; and (5) we are reasonably assured that we will be able to collect the amount due from the customer. To the extent that one or more of these conditions has not been satisfied, we defer recognition of revenue. Judgments are required in evaluating the credit worthiness of our customers. Credit is not extended to customers and revenue is not recognized until we have determined that collectibility is reasonably assured.

Revenue for the twelve months ending December 31, 2006 and December 31, 2005 includes revenue from the sales of the N1 multimedia mobile phone and revenue from a licensing agreement with a major Asian manufacturer. In July 2005, we entered into a licensing agreement with a major Asian manufacturer whereby we licensed our touch screen technology for use in a mobile phone to be included in their product assortment. In this agreement, we received €1,500 in return for granting an exclusive right to use our software over a two year period. The exclusive rights do not limit our right to use our licensed technology for our own use, nor to grant to third parties to use our licensed technology in other devices than mobile phones. The net revenue related to this agreement has been allocated over the term of the agreement, amounting to $851 in 2006 and $399 in 2005. The contract also included consulting services to be provided by Neonode on an “as needed basis”. The fees for these consultancy services vary from hourly rates to monthly rates and are based on reasonable market rates for such services. Another component of the agreement provides that should the Asian manufacture begin selling a mobile based on our technology, a fee of €2 per telephone would be due to Neonode. As of December 31, 2006, the Asian Manufacturer had not sold any mobile telephones using our technology.

Warranty Reserve

Our products are generally warranted against defects for twelve months following the sale. We have a twelve month warranty from the manufacturer of the mobile phones. Reserves for potential warranty claims not covered by the manufacturer are provided at the time of revenue recognition and are based on several factors, including current sales levels and an estimate of repair costs.

Advertising

Advertising costs are expensed as incurred. For the years ending December 31, 2006, 2005 and 2004, such costs have not been significant.

Research and Development

Research and Development costs are expensed as incurred. Software development costs are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Costs incurred in the product development of new software products are expensed as incurred until technological feasibility has been established. To date, the establishment of technological feasibility of our products and general release substantially coincide. As a result, we have not capitalized any software development costs since such costs have been immaterial.

Research and development costs consists mainly of personnel related costs in addition to some external consultancy costs such as testing, certifying, measurements, etc.

Concentration of Risk

Financial instruments which potentially subject us to concentrations of credit risk consist principally of accounts receivable with customers. Since we are in the process of getting our product to market, our first customers will comprise over 10 percent of revenue and we will need to rely on a smaller customer base as we grow. In addition, we usually sell to customers with either prepayment, letter of credit or bank guarantees. Our customers are generally distributors of telecommunications equipment. We will maintain allowances for potential credit losses, if necessary.

Risk and uncertainties

Our long-term success is dependent on obtaining sufficient capital to fund our operations and development of our products, bringing such products to the worldwide market, and obtaining sufficient sales volume to be profitable. To achieve these objectives, we will be required to raise additional capital through public or private financings or other arrangements. It can not be assured that such financings will be available on terms attractive to us, if at all. Such financings may be dilutive to our stockholders and may contain restrictive covenants.

We are subject to certain risks common to technology-based companies in similar stages of development. Principal risks include uncertainty of growth in market acceptance for our products; history of losses since inception, ability to remain competitive in response to new technologies, costs to defend, as well as risks of losing patent and intellectual property rights, reliance on limited number of suppliers, reliance on outsourced manufacture of our products for quality control and product availability, ability to increase production capacity to meet demand for our products, concentration of our operations in a limited number of facilities, uncertainty of demand for our products in certain markets, ability to manage growth effectively, dependence on key members of our management and development team, limited experience in conducting operations internationally, and ability to obtain adequate capital to fund future operations.

Since we are in the process of launching a new generation of our product, the first customers will comprise over 10 percent of revenue and we will need to rely on a smaller customer base as we grow. In addition we will produce telephones through an agreement with a production partner. This exposes us to the risk that the partner may not fulfil contracted volumes or deliveries. Even the sources of components used in our product could cause delays in production and deliveries.

We are exposed to a number of economic and industry factors that could result in portions of our inventory becoming either obsolete or in excess of anticipated usage, or subject to lower of cost or market issues. These factors include, but are not limited to, technological changes in our markets, our ability to meet changing customer requirements, competitive pressures in products and prices, and the availability of key components from our suppliers.

A significant portion of our business is conducted in currencies other than the U.S. dollar (the currency in which its financial statements are stated), primarily the Swedish krona and, to a lesser extent, the Euro. We incur a significant portion of our expenses in Swedish kronor, including a significant portion of our product development expense and a substantial portion of our general and administrative expenses. As a result, appreciation of the value of the Swedish krona relative to the other currencies in which the Company generates revenues, particularly the U.S. dollar, could adversely affect operating results. We do not currently undertake hedging transactions to cover our currency exposure, but we may choose to hedge a portion of our currency exposure in the future as it deems appropriate.

Our future success depends on market acceptance of our products as well as our ability to introduce new versions of our products to meet the evolving needs of our customers.

Stock based compensation expense

We account for stock-based employee compensation arrangements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R, Accounting for Stock-Based Compensation. We account for equity instruments issued to non-employees in accordance with SFAS No. 123R and Emerging Issues Task Force ("EITF") 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which require that such equity instruments be recorded at their fair value. When determining stock based compensation expense involving options and warrants, we determine the estimated fair value of options and warrants using the Black-Scholes option pricing model.

Accounting for debt issued with stock purchase warrants

We account for debt issued with stock purchase warrants in accordance with APB opinion 14 Accounting for Convertible Debts and Debts issued with stock purchase warrants. We allocate the proceeds of the debt between the debt and the detachable warrants based on the relative fair values of the debt security without the warrants and the warrants themselves.

Income taxes

We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of items that have been included in the financial statements or tax returns. The Company estimates income taxes based on rates in effect in each of the jurisdictions in which it operates. Deferred income tax assets and liabilities are determined based upon differences between the financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income. Valuation allowances are recorded against net deferred tax assets where, in our opinion, realization is uncertain based on the “not more likely than not” criteria of SFAS No. 109.

Based on the uncertainty of future pre-tax income, we fully reserved our net deferred tax assets as of December 31, 2006 and 2005. In the event we were to determine that we would be able to realize our deferred tax assets in the future, an adjustment to the deferred tax asset would increase income in the period such determination was made. The provision for income taxes represents the net change in deferred tax amounts, plus income taxes payable for the current period.

Net income (loss) per share

Net income (loss) per share amounts have been computed in accordance with SFAS No. 128, "Earnings per Share". For each of the periods presented, basic earnings per share amounts were computed based on the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share - assuming dilution amounts are computed based on the weighted average number of shares of common stock and potential common stock outstanding during the period. The Company had no dilutive potential common stock during the twelve month periods ending December 31, 2006 and 2005 and during the 10 month period ending December 31 2004, since they would be antidilutive.

Comprehensive loss

We apply Statement of Financial Standard ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 which establishes standards for reporting and displaying all changes in equity other than transaction with owners in their capacity as owners. Our comprehensive loss includes foreign currency translation gains and losses reflected in equity. We have reported the components of comprehensive loss in our Consolidated Statements of Stockholders' Equity.

Cash flow information

Cash flows in foreign currencies have been converted to U.S. dollars at an approximate weighted average exchange rate for the respective reporting periods.

Fair value of financial instruments

We disclose the estimated fair values for all financial instruments for which it is practicable to estimate fair value. Financial instruments including cash and cash equivalents, receivables and payables and current portions of long-term debt are deemed to approximate fair value due to their short maturities. The carrying amount of long-term debt with banks and capitalized lease obligations are also deemed to approximate their fair values.

Effects of recent accounting pronouncements

The following are expected effects of new US GAAP accounting pronouncements.

In February 2006, the FASB issued SFAS No. 155 Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  We do not believe that SFAS No. 155 will have any impact on our consolidated financial statements.

In March 2006, FASB issued SFAS No. 156 Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.  An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006.  We do not believe that SFAS No. 156 will have any impact on our consolidated financial statements.

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for financial statement recognition, measurement and disclosure of tax positions that a company has taken or expects to be take on a tax return. Additionally, Interpretation 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and transition. Interpretation 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. We do not believe that the adoption of FASB issued interpretation No. 48 will have any significant effect on our consolidated financial statements.

In September 2006, FASB issued SFAS No. 157 Fair Value Measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  We do not believe the adoption of SFAS No. 157 will have a material effect on our consolidated financial statements.

3.	Inventories

At December 31, 2006 and 2005, inventories consisted of parts, materials and finished products as follows:

	December 31,
	2006	2005
Parts and materials	$-	154
Total inventories	$-	154

During 2006 and 2005 we have taken write-down charges of $133 and $195 related to components and spare parts. In 2006 management made a decision to stop further production of the N1 phone and deemed the component and spare parts inventories not to be of any use in the coming production of the N2 mobile phone. In 2005 management determined that some components used in the production of the N1 mobile phone were no longer of value due to issues with quality and modifications to the N1.

4.	Prepaid expenses and accrued income

Prepaid expenses and accrued income consist of the following:

	December 31,
	2006	2005

Prepayment to supplier	$350
Deferred financing fees	149	-
Prepaid rent	83	62
Other	39	6
Total prepaid expenses and accrued income	$621	68

The prepayment to supplier is to our production partner and is for the sourcing of component inventories relating to the new N2 mobile telephone to be launched in 2007. The deferred financing fees consist of legal fees incurred relating to the senior secured notes described in note 10.

5.	Other current assets

Other current assets consist of the following:

	December 31,
	2006	2005

Value added tax receivable	$116	35
Receivable from suppliers	1	-
Other	-	4
Total other current assets	$117	39

6.	Machinery and equipment

Machinery and equipment consists of the following:

	December 31,
	2006	2005
Machinery and equipment	$124	82
less accumulated depreciation	(59)	(32)

Machinery and equipment, net	$65	50

Depreciation expense	$29	28

January 1, 2005, we entered into a capital lease for office furniture that extends over a 36 month period with an annualized interest rate of 9%. The amount of the lease at inception was $12. The present value of the lease payments is recorded as notes payable. Lease payments are recorded as interest and principle payments. The assets are depreciated over a five year period. The future lease payments related to the capital lease are as follows:

Future
minimum
payments on
capital leases
Year Ending December 31,
2007	$5
2008	-
2009	-
2010	-
2011	-
Thereafter	-

Total future minimum lease payments	$5

7.	Intangible assets

Intangible assets consist of the following:

	December 31,
	2006	2005
Patents	$328	284
less accumulated amortization	(173)	(93)
Patents, net	$155	191
Amortization expense	$61	60

We have not recorded any further investment in our patents since 2004. The change in the carrying value of intangibles is due to balance sheet currency fluctuations between the USD and the Swedish krona, since the patents are held by the Swedish subsidiary with a functional currency in SEK. The amortization of patents for future years 2007, 2008 and 2009 is estimated at approximately $65, $65 and $25, respectively.

8.	Accrued expenses

Accrued expenses consist of the following:

	December 31,
	2006	2005

Legal settlement	$291	-
Earned vacation compensation	164	58
Accrued pension premiums	21	-
Accrued consultant fees	11	16
Accrued Interest expense	161	31
Accrued audit and legal fees	244	6
Other costs	1	9

Total accrued expenses	$893	120

For a description of the legal settlement see note 15.

9.	Other liabilities

Other liabilities consist of the following:
	December 31,
	2006	2005

Embedded derivative of convertible debt	$124	-
Customer pre-payments	145	242
Employee withholding taxes	65	28
Social security fees	52	26
Other	51	6

Total other liabilities	$437	302

10.	Long-term debt

The Company’s debt consists of the following:

	December 31,
	2006	2005

Senior secured notes	$5,000	-
Petrus Holding SA	780	629
Loan - Almi Företagspartner 2	201	251
Loan - Almi Företagspartner 1	94	91
Capital lease	5	9

Total notes outstanding	6,080	980

Unamortized debt discounts	(114)	(30)

Total debt, net of debt discounts	$5,966	950

Debt maturities per year for the above loans are as follows:

Future debt
maturities
Year Ending December 31,
2007	$5,189
2008	90
2009	801
2010	-
2011	-
Thereafter	-

Total future repayments of debt principle	$6,080

The short-term portion of the unamortized debt discounts amounts to $77.

The Petrus Holding SA and ALMI Företagspartner Stockholm AB loans described below were issued to Neonode, Inc.’s Swedish subsidiary company, Neonode AB, and are denominated in Swedish Kronor.

Loan agreement - Petrus Holding SA (Petrus)

On December 22, 2004 Neonode AB entered into a Loan agreement with Petrus Holding SA, a company incorporated under the laws of Luxemburg. The funds under this loan agreement were received in January 2005. In this loan arrangement, Petrus Holding SA granted a loan of SEK 5,000 to Neonode AB at an interest rate of 5% per annum. The loan shall be repaid no later than 22 December 2009. The Petrus loan is subordinated in right of payment to all indebtedness of Neonode to Almi Företagspartner Stockholm AB.

Loan agreements - ALMI Företagspartner Stockholm AB (Almi)

Almi 1
On April 29, 2004, Neonode AB entered into a loan agreement with ALMI Företagspartner Stockholm AB (Almi) in the initial amount of SEK 1,000 with the following principle conditions. The credit period for the loan is expected to be 44 months starting April 29, 2004 with an annualized interest rate of 9.75%. Neonode was not required to make any repayments of principle for the first 14 months, after which the loan should be repaid with quarterly principle payments of SEK 91. We have the right to redeem the loan at any time prior to expiration subject to a prepayment penalty of $14. A floating charge (chattel mortgage) of SEK 1,000 is pledged as security. Individual guarantees by related parties have been provided as security for the loan and amount to SEK 150.

Almi 2
On April 6, 2005 Neonode AB entered into a second loan agreement with Almi in the amount of SEK 2,000 with 40,000 detachable warrants in Neonode AB (corresponding to 72,000 warrants when converted into Neonode Inc. shares). The loan has an expected credit period of 48 months with an annualized interest rate of 2%. Neonode was not required to make any repayments of principle for the first nine months. Quarterly repayments of principle thereafter amounted to SEK 154. We have the right to redeem the loan at any time prior to expiration subject to a prepayment penalty of 1%, on an annualized basis, of the outstanding principle amount over the remaining term of the loan. A floating charge (chattel mortgage) of SEK 2,000 is pledged as security.

A fair market value allocation was made in accordance with APB opinion 14 Accounting for Convertible Debts and Debts issued with stock purchase warrants. In our accounts, we have allocated the proceeds of the second Almi loan between the debt and the detachable warrants based on the relative fair values of the debt security without the warrants and the warrants themselves. To calculate the debt discount related to the warrants, the fair market value of the warrants was calculated using the Black-Scholes options pricing model (see note 11 for the assumptions used) and the fair value of the debt was discounted using an interest rate of 6.0 percent. The aggregate debt discount amounted to $42 and is amortized over the expected term of the loan agreement using the effective interest rate method.

Senior secured notes (bridge notes)

On February 28, 2006, we commenced borrowing from a new group of investors (AIGH). The senior secured notes (bridge notes) issued under the note purchase agreement bear interest at 4% and have a maturity date of August 28, 2007. At December 31, 2006, we had drawn down $5,000 out of the total amount of $5,500 available. The bridge notes are collateralized by the common stock shares of Neonode Inc.’s wholly owned subsidiary, Neonode AB and are subordinated in right of payment to all indebtedness of Neonode AB to Almi Företagspartner Stockholm AB. In addition, Per Bystedt, Thomas Ericsson and Magnus Goertz have pledged their beneficial holdings in Neonode Inc. as collateral for the bridge notes. The bridge notes are convertible under three scenarios: (i) in the event of a successful initial public offering (“IPO”); (ii) in the event that we choose to prepay the principle; or (iii) in the event that we do not complete a successful IPO.

(i)
In the event of a successful initial public offering on or before August 28, 2007, the bridge notes, including without limitation all accrued interest and other obligations under the notes, shall automatically convert without any action of the holder into units in the Company at a price of $5 per unit, each unit consisting of one share of Company common stock and 0.5 five-year warrant, each exercisable to purchase one share at $10 per share. These warrants may be called by us for $0.10 should the price of the Company’s common stock trade over $12.50 on a public exchange for more than 20 consecutive days (see note 11 for warrant terms).

(ii)
The bridge notes may be prepaid without premium or penalty, in whole or in part, on 20 days notice; provided that the bridge note investors shall have the opportunity, prior to such prepayment, to convert the amounts borrowed under the bridge notes into common stock of the Company at a ratio equal to the outstanding debt and interest divided by $5.

(iii)
In the event that we fail to complete a registered public offering with gross proceeds in excess of $5,500 by August 28, 2007 the notes shall be converted into common stock of the company at a price per share equal to the fair market value of such shares as determined by negotiation. The number of shares to be issued as a result of such a negotiation cannot be less than the amounts borrowed including accrued interest under the bridge notes divided by $5.

Derivatives

The senior secured notes issued on February 28, 2006 and November 20, 2006 contain an embedded derivative instrument (conversion feature) with three triggers. Pursuant to Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities and EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, this conversion feature is considered an embedded derivative and is included in “Other liabilities”. At the time of issuance of the $4,000 senior secured notes on February 28, 2006, the fair value of the conversion feature was $125, which was recorded as a debt discount and amortized to interest expense over the expected term of the senior secured notes. An additional $24 was added to the fair value of the conversion feature on November 20, 2006 upon issuance of an additional $1,000 in senior secured notes. Changes in the fair value of the conversion feature are recorded in “Interest expense and other expenses”. During 2006, we recorded $72 of interest expense associated with the amortization of the debt discount along with a reduction of $25 associated with the changes in the fair value of the conversion feature liability.

Debt modifications

In March 2006 the SEK 1,000 Almi1 loan with an outstanding balance of SEK 646 was amended to provide for conversion rights as defined in (i) above and a waiver of further principle payments until the conversion date. In addition, the Almi2 loan was amended to state that in the event the related warrants are called by Neonode Inc., Almi is entitled to make payment for the securities issued by reducing the par value of the outstanding balance of the Almi2 loan.

On October 26, 2006 the Petrus loan agreement was amended to include accrued interest to May 31, 2006 in the loan amount, which increased the loan amount to SEK 5,353 and instated the same conversion rights as the Bridge Notes as defined under scenario (i) above. For accounting purposes, the change in terms was accounted for as a modification of the Petrus loan and resulted in recording a debt discount amounting to $24 with a corresponding increase in other liabilities. The debt discount is amortized as interest expense using the effective interest method over the remaining term of the loan.

11.	Stockholders’ equity

All share, warrant and option amounts below related to Neonode AB have been converted at a rate of 1 Neonode AB share to 1.8 Neonode Inc shares.

Neonode AB was founded in February 2004 with the issuance of 1,800,000 shares of common stock at a par value of .01 per share. Immediately thereafter, 18 shares of common stock were issued to Serwello AB for an aggregate amount of SEK 1,900 ($250). Serwello AB is a company registered in Sweden.

In May 2004, a private placement consisting of 317,652 shares of common stock was carried out to Iwo Jima SARL, amounting to SEK 5,000 ($648). Iwo Jima SARL is a company registered in Luxembourg.

In August 2004 105,883 shares of common stock were issued for SEK 2,000 ($260) with 50% going to Iwo Jima SARL and 50% going to Spray AB. Spray AB is a company registered in Sweden.

In October 2004 127,060 shares of common stock were issued for SEK 2,000 ($273) whereby Iwo Jima SARL subscribed 50,825 (40%) Serwello AB subscribed 25,412 (20%) and the remaining 40% were subscribed by six other private investors.

In April 2005, 263,619 common shares were issued for SEK 6,618 ($937) with the majority going to Jourbemanning AB (128,619 shares) and the rest to 7 smaller investors. Of the shares that went to Jourbemanning, 74,619 shares were paid for by converting an existing receivable from Neonode AB. The receivable, which was originally a deposit made to Neonode AB as a prepayment for telephones, was converted to Neonode AB common stock using a share price at the time the transaction was agreed upon. When the new share issue was later carried out and subscribed, the share value had increased, resulting in the agreed upon price for Jourbemanning being lower than the fair market value of the shares at the time of issuance. The difference between the fair market value of the shares at issuance and the share value at the time of agreement with Jourbemanning was recorded as a finance expense, as a stock based compensation charge of $100.

Also in April 2005 together with loan financing as described above, 427,135 warrants were issued in Neonode AB. Of these warrants, 355,135 two year warrants with an exercise price of 4.82 were issued to Iwo Jima SARL in exchange for $17. The fair value of these warrants was calculated using the Black-Scholes option pricing model and amounted to $166. The difference between the Black-Scholes calculated amount and the amount received was recorded as a stock compensation charge in “Interest expense and other expenses”. The remaining 72,000 warrants were issued with the Almi 2 SEK 2,000 loan with an exercise price of 5.07 and an expected term of 3 years. The Black-Scholes calculated fair market value of the warrants that were attached to the Almi 2 loan was recorded as a debt discount based on their relative fair market value to the debt amounting to $42 (see note 10). The calculation of fair market value of the warrants issued to Iwo Jima SARL and Almi assumed a fair value share price of $3.93 volatility of 30% and an interest rate of 4.5%.

In June 2005 37,800 warrants to buy Neonode AB shares were issued to employees with an aggregate cash option premium, based on fair market value calculated using the Black-Scholes option pricing model, amounting to $6. The assumptions for the Black-Scholes option pricing model included a volatility of 30%, a share price of $3.64, a term of two years and an interest rate of 1.83%.

The following table shows the warrants outstanding in Neonode AB immediately prior to the reorganization and the assumptions used in the Black-Sholes option pricing model. The exercise prices per share are translated from Swedish kronor at the exchange rate on the date of issue and adjusted for the conversion of Neonode AB shares to Neonode Inc shares at 1.8 shares of Neonode Inc for 1 share of Neonode AB. All options and warrants issued were fully exercisable and vested on date of grant:

		Number of	Expiration	Exercise
Date issued	Issued to:	warrants	date	price
2005 04 06	Almi	72,000	2008 05 01	5.07
2005 04 19	Iwo Jima	355,135	2007 05 01	4.82
2005 06 30	Employees	28,800	2007 06 30	5.69
2005 06 30	Employees	9,000	2007 06 30	7.11
Total number of warrants outstanding		464,935

In February 2006, 36,000 common stock shares were issued for SEK 1,533 ($198) to Neomagic Corporation.

In February, 2006, we completed a corporate reorganization by issuing all of the shares of Neonode Inc. to the stockholders of Neonode AB based upon the number and class of shares owned by each in exchange for all of the outstanding stock of Neonode AB. Following the reorganization, Neonode AB became a wholly-owned subsidiary of Neonode Inc. The reorganization was accounted for with no change in accounting basis for Neonode AB, since there was no change in control of the Group. In connection with the reorganization, we commenced borrowing from a new group of investors (AIGH).

At the time of the Company’s reorganization on February 28, 2006, Iwo Jima SARL received 216,993 shares of Neonode Inc common shares corresponding to an aggregate fair market value of $939 and 110,929 warrants with an aggregate fair market value of $25 to retire previously issued warrants in Neonode AB valued at $348. The transaction resulted in a non-cash stock based compensation charge to operating expenses under “General and administrative” amounting to $616. In addition, Almi received 43,993 shares of common stock with a fair market value of $190 and 22,490 warrants with a fair value of $5 to retire previously issued warrants in Neonode AB valued at $89. In substance, the Almi transaction is seen as a sale of the Neonode AB warrants. Accordingly an inducement charge was recognized as an adjustment to “Additional paid-in-capital” amounting to $106. The inducement charge related to this transaction was calculated as the difference between the fair value of the Neonode AB warrants surrendered in return for Neonode Inc. common stock and warrants. The Black-Scholes assumptions used in calculating the fair market value of the new warrants included a volatility of 50%, interest rate of 4.60% and a share price of $4.33. The exercise price and term of the new warrants are shown in the table below. The assumptions for the valuation of the warrants surrendered were the same, except for the term of the warrants.

The new warrants issued to Iwo Jima SARL and to Almi in 2006 in connection with the company reorganization have the following terms and conditions:

-	Exercisable on the date of grant of February 28, 2006 through February 28, 2011.
-	Exercise price of USD 10.00/share.
-	May be called by us for USD 0.10 per warrant if the common stock closes on any exchange market for 20 consecutive business days at a price of USD 12.50 or more.
-
The holders have pre-emptive rights to participate in any issuances of equity by Neonode Inc while the warrants are outstanding, subject to exceptions of the following issuances: (i) options under employee incentive plans approved by the stockholders, (ii) reasonable warrants granted to bona fide leasing companies, strategic partners, or major lenders or (iii) in connection with bona fide acquisitions

-	The holders will be protected against stock splits, stock dividends, reverse splits, combination of shares, reclassifications and similar transactions.
-
The new warrants can be exercised by surrender of the new warrants through a customary “net exercise” provision only if the new warrants are not exercisable pursuant to an effective registration statement. The net exercise provision has the meaning of a net share settlement and is not available once the warrants are registered.

The warrants issued to Almi on February 28, 2006 were recorded as a liability at a fair market value of $5 based on a Black-Scholes option pricing model calculation. The warrants are recorded at their fair market value using the Black-Scholes option pricing model on the balance sheet dates, with any changes in value reflected in “Other income and expenses”.

The employee warrants were converted into 37,800 Neonode Inc. warrants with the same exercise dates and relative strike prices as the Neonode AB warrants with the exception that the new employee warrants include a provision that the new warrants can be exercised by surrender of the new warrants through a net share settlement only if the new warrants are not exercisable pursuant to an effective registration statement.

The following table shows the new warrants outstanding in Neonode Inc immediately after the reorganization described above:

		Number of	Expiration	Exercise
Date issued	Issued to:	warrants	date	price
2006 02 28	Almi	22,490	2011 02 28	10.00
2006 02 28	Iwo Jima	110,929	2011 02 28	10.00
2006 02 28	Employees	28,800	2007 06 30	5.73
2006 02 28	Employees	9,000	2007 06 30	7.17
Total outstanding warrants		171,219

Other than as disclosed in the above reorganization, we did not grant any new options or warrants and no options or warrants were exercised during the remainder of the twelve month period ending December 31, 2006.

12.	Warranty obligations and other guarantees

The following is a summary of our agreements that we have determined are within the scope of FASB Interpretation (FIN) No. 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others -- an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FIN 34.

Our products are generally warranted against defects for twelve months following the sale. We generally have a twelve month warranty from the manufacturers of our products. Our estimate of costs to service our warranty obligations is based on expectation of future conditions. To the extent we estimate warranty claim activity or increased costs associated with servicing those claims, a warranty accrual will be created and may increase or decrease from time to time, resulting in increases or decreases in gross margin.

We enter into indemnification provisions under our agreements with other companies in the ordinary course of business, typically with business partners, contractors, customers and landlords. Under these provisions we generally indemnify and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of our activities or, in some cases, as a result of the indemnified party's activities under the agreement.

13.	Income taxes

Loss before income taxes was distributed geographically as follows:

	Twelve	Twelve	*Ten
	Months	Months	Months
	Ended Dec.	Ended	Ended
	31,	Dec. 31,	Dec. 31,
	2006	2005	2004
US	$(1,359)	-	-
Non-US	(3,759)	(3,682)	(1,427)

Total	$(5,118)	(3,682)	(1,427)

* The ten month period for 2004 began on February 18, 2004

We had no provision (benefit) for income taxes at December 31, 2006, 2005 and 2004.

The effective income tax rate differs from the statutory federal income tax rate for the following reasons:

	Twelve	Twelve	*Ten
	Months	Months	Months
	Ended Dec.	Ended	Ended
	31,	Dec. 31,	Dec. 31,
	2006	2005	2004
Amount at standard tax rates	-35%	-35%	-35%
Increase in valuation allowance for deferred tax asset	25%	24%	28%
Foreign taxes calculated at 28%	5%	7%	7%
Non-deductible expense (stock comp)	5%	4%	-
Effective tax rate	-	-	-

* The ten month period for 2004 began on February 18, 2004

Significant components of the deferred tax balances are as follows:

	December 31,
	2006	2005
Deferred tax assets:
Net operating loss carryforwards	$2,534	1,222
Amortization	-	46
Other	-	-

Total deferred tax assets	$2,534	1,268

Valuation allowance	(2,534)	(1,268)

Total net deferred tax assets	$-	-

Valuation allowances are recorded to offset certain deferred tax assets due to management’s uncertainty of realizing the benefits of these items. Management applies a full valuation allowance for the accumulated losses of Neonode Inc, and its subsidiary Neonode AB since it is not determinable using the “more likely than not” criteria that there will be any future benefit of our deferred tax assets. This is mainly due to our history of operating losses and due to the competitive character of the hand-held media device/mobile telephone market. The main components of our deferred tax benefits are the accumulated net operating loss carry-forwards, which are almost entirely related to the operations of Neonode AB in Sweden. Currently, under Swedish tax law these benefits do not expire and may be carried forward and utilized indefinitely.

14.	Employee benefit plans

We participate in a number of individual defined contribution pension plans for our employees in Sweden. Contributions by the Company relating to these defined contribution plans for the years ended December 31, 2006, 2005 and 2004 were $26, $7 and $1, respectively.

15.	Commitments and contingencies

Legal proceedings

During 2006, a reserve was recorded for a dispute that developed between Neonode and a supplier. Neonode AB contracted with a supplier for the production and delivery of telephones during 2005. Neonode AB believes that the supplier did not deliver the telephones in accordance with its obligations under the contract, which entitled Neonode AB to terminate the contract. Neonode AB terminated the contract in June 2006. Since the contract was terminated due to the supplier’s breach of contract, Neonode believed that the supplier had no right to payment in excess of what had already been paid for telephones delivered. The invoices for the produced but not delivered telephones amounted to $860. Neonode and the supplier came to agreement in a settlement in December 2006 were Neonode AB should pay the supplier $410 in three instalments for three shipments of 500 phones each, after which none of the parties will have any claims on the other party except for warranty claims. The first instalment of $119 was paid in December 2006. Since the company is not certain that any telephones received in this settlement will be sellable in the future, due to newer models currently being introduced, the cost for the settlement has been included in the 2006 results in full.

There were no significant legal proceedings at December 31, 2005 or 2004.

Operating leases

We lease office facilities and certain office equipment under various non-cancellable operating lease agreements. Aggregate future minimum lease payments under our non-cancellable operating leases are as follows as of December 31, 2006:

Future
minimum
payments on
operating
leases
Year Ending December 31,
2007	$276
2008	2
2009	-
2010	-
2011	-
Thereafter	-

Total future minimum lease payments	$278

Total rent expense under the leases was $244, $211 and $27 for the years ended December 31, 2006, 2005 and 2004, respectively.

During 2006, we began working together with a manufacturing partner with facilities in Malaysia for the mechanical design, industrialization, sourcing and production of the N2 multi media mobile phone. Although no formal agreement between Neonode and the manufacturing partner was signed during 2006, the parties have entered into an interim agreement whereby we have made a prepayment of $350 for preliminary sourcing and the delivery of some initial telephones to be used for testing and marketing purposes. As the N2 moves to sourcing and production, a formal agreement between the parties is expected during early 2007.

16.	Net income (loss) available to common shareholders per share

Basic net income (loss) available to common shareholders per share for the twelve month periods ending December 31, 2006 and 2005 and for the ten month period ending December 31, 2004 was computed by dividing the net income (loss) available to common shareholders for the relevant period by the weighted average number of shares of common stock outstanding. The diluted net income (loss) available to common shareholders per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock and common stock equivalents outstanding.

Weighted average common stock equivalents of approximately 143,543 and 318,636 were excluded from the diluted net income (loss) available to common shareholders per share calculation for the twelve month periods ending December 31, 2006 and 2005, respectively, due to their anti-dilutive effect. There were no common stock equivalents at December 31, 2004.

17.	Segment information

We have one reportable segment. The segment is evaluated based on consolidated operating results. We currently operate in one industry segment; the development and selling of multimedia mobile phones. To date, we have carried out substantially all of our operations through our subsidiary in Sweden, although we do carry out some development activities together with our manufacturing partner in Malaysia. We intend to manage our future growth on a geographic basis and our management will evaluate the performance of our segments and allocate resources to them based upon income (loss) from operations.

Geographic data for revenues based upon customer location as follows:

	Twelve		Twelve		* Ten
	Months		Months		Months
	Ended		Ended		Ended
	Dec. 31,		Dec. 31,		Dec. 31,
	2006	%	2005	%	2004	%
Russia	$740	45%	$501	33%	-	0%
Sweden	31	2%	190	13%	-	0%
Korea	851	52%	399	27%	-	0%
Other countries - Web Sales	22	1%	409	27%	248	100%

Total	$1,644	100%	$1,499	100%	248	100%

* The ten month period ending December 31, 2004 began on February 18, 2004.

In addition to phone sales, revenues included license revenue amounting to $851 and $399 for 2006 and 2005, respectively. We had two significant customers in the 12 month period ending December 31, 2005 with one customer accounting for 32% of revenues and the other accounting for 30% of revenue. There were no significant customers in the 10 month period ending December 31, 2004.

18.	Related party transactions

Upon formation of the Company in February 2004, of the shares acquired by Serwello AB, 407,880 and 611,820 were further sold to Wirelesstoys Sweden AB and Rector AB, respectively. Wirelesstoys Sweden AB is beneficially owned by Thomas Eriksson and Rector AB is beneficially owned by Magnus Goertz, both founders and employees of Neonode AB. Magnus Goertz is also the Secretary of Neonode Inc.

During 2004 and 2005, we had a consultancy agreement with Rector AB for services performed by Magnus Goertz. Magnus Goertz, the owner of Rector AB, was a board member during the period of this agreement. The amount invoiced to us during these periods under the agreement amounted to $7 thousand during 2004, $107 thousand during 2005. The consultancy agreement with Magnus Goertz was terminated in 2005.

During 2004 and 2005, the Company had a consultancy agreement with Wireless Toys AB for services performed by Thomas Eriksson. Thomas Eriksson, the owner of Wireless Toys AB, was a board member during the period of this agreement. The amount invoiced to the company during these periods under the agreement amounted to $7 thousand during 2004, $107 thousand during 2005. The consultancy agreement with Thomas Eriksson was terminated in 2005.

Iwo Jima SARL and Spray AB as described in Note 11 Stockholders Equity are companies where the Chairman of the Board and a significant shareholder of Neonode Inc., Per Bystedt, owns or has significant influence. Consequently, all the transactions described in Notes 10 and 11 relating to Iwo Jima SARL and Spray AB should be regarded as related party transactions.

Relating to the Almi 1 loan in Note 10, Thomas Ericsson and Magnus Goertz have issued personal guaranties for the repayment of the loan amounting to approximately $5 (SEK 35) each. In addition, a Board Member at the time of the issuance of the loan, Philip Edner, has issued a personal guaranty of approximately $10 (SEK 75).

Relating to the senior secured notes, Per Bystedt, Thomas Ericsson and Magnus Goertz have pledged their beneficial holdings in Neonode Inc as underlying collateral for the notes.

19.	Subsequent events

Pre-Merger (a)

On January 8, 2007 Neonode engaged Griffin Securities, Inc. to act as an exclusive financial advisor in connection with any financial, business combination or corporate reorganization transaction in which Neonode, directly or through a subsidiary or affiliate, may be involved (the “Transaction”). Specifically, but without limitation, it is contemplated that Neonode may merge with SBE, Inc., a Delaware corporation, which is a reporting company under the Securities Exchange Act of 1934 (“SBE”), or a subsidiary of SBE, in which the equity holders of Neonode will become equity holders of SBE, as provided in a proposed Agreement and Plan of Reorganiziation between SBE and Neonode (the “Merger Agreement”), a draft that was provided by Neonode to Griffin. If at any time Neonode consummates a Transaction during period to June 30, 2007, Neonode shall pay or cause to be paid to Griffin upon consummation of such Transaction a fee of $250 which will be paid at closing and grant Griffin warrants to purchase 65,000 units for the same price as the conversion price used when converting all outstanding debt immediately prior to the closing of the Transaction, or $5 per unit. Each unit consists of 1 share of Neonode common stock and 0.5 warrants to purchase one share of common stock.

On January 17, 2007 the Board of Directors approved an employee stock option plan the “2007 Plan” for selected employees and directors of the Company and its subsidiaries (i) who are subject to Swedish income taxation (each, a “Swedish Participant”) and (ii) who are not subject to Swedish income taxation (each, a “Non-Swedish Participant”). In addition, a total of 433,250 options were issued in accordance to the 2007 Plan, with 383,250 options approved to be issued to Swedish Participants and 50,000 options to a Non-Swedish Participant.

On January 18, 2007 the Stockholders approved the 2007 Stock Option Plan and an increase in the number of common shares outstanding to 10,000,000.

On January 19, 2007, the outstanding bridge notes were modified to include a proposed reverse merger with SBE as an event for conversion on the same terms as an initial public offering. In addition, the conversion terms relating to the senior secured notes were modified whereby the maturity date was extended to September 30, 2007.

In February 2007, we completed an additional $5,000 convertible senior secured note financing package that was offered proportionally to our Shareholders, and guaranteed by AIGH. In return for the guarantee, AIGH had first right to any subscription amounts not taken by other existing shareholders. The terms and conditions of these notes are substantially the same as for the Senior Secured Notes described in Note 10 and as amended on January 19, 2007.

Closing of Merger (b)

Merger

On August 10, 2007, SBE announced the completion of the previously announced merger of its wholly-owned subsidiary, Cold Winter Acquisition Corporation, with and into Neonode Inc., pursuant to which Neonode changed its name to “Cold Winter, Inc.” and became a wholly-owned subsidiary of the company. Following the closing of the merger transaction, the company was renamed “Neonode Inc.” The newly-combined company's headquarters is located in Stockholm, Sweden. SBE issued approximately 20.4 million shares of its common stock in exchange for 5.8 million outstanding shares of Neonode Inc. common stock and the assumption of outstanding options and warrants to purchase an additional 7.9 million shares of Neonode Inc. common stock. The company’s common stock started trading on the Nasdaq Capital Market on August 13, 2007 under the new ticker symbol “NEON.”

On August 10, 2007, prior to the consummation of the merger, all the above convertible debt and accrued interest was converted to 2,858,574 shares of Neonode Inc. common stock and warrants to purchase 1,429,286 shares of Neonode Inc. common stock.

For accounting purposes, the merger is considered a recapitalization of Neonode with the issuance of stock for cash, other assets and the assumption of liabilities by Neonode under which Neonode is considered to be acquiring SBE. Accordingly, the fair value of the assets and liabilities of SBE are combined with Neonode as of August 10, 2007 while the historical results of Neonode are reflected in the results of the combined company.

Neonode shareholders exchanged each share of Neonode common stock for 3.5319 shares of SBE common stock (exchange ratio). Each Neonode warrant and stock option that was outstanding on the closing date has been converted into SBE warrants and stock options by multiplying the Neonode stock options by the same exchange ratio described above. The new exercise price was also determined by dividing the old exercise price by the same exchange ratio. Each of these warrants and options is subject to the same terms and conditions that were in effect for the related Neonode warrants and options. Neonode stockholders and employees own approximately 28.5 million shares of the Company’s common stock or instruments convertible into common stock, or 90.6% of the fully diluted capitalization, including warrants and options, of the combined company.

The following table is the number of shares of common stock, warrants and stock options outstanding immediately following the consummation of the merger.

	SBE	Neonode	Total
Common Stock	2,295,529	20,378,251	22,673,780
Warrants to purchase common stock	232,000	5,965,397	6,197,397
Employee stock options	437,808	2,117,332	2,555,140
Total	2,965,337	28,460,980	31,426,317

Adjustment to Number of Shares of Common Stock Outstanding

Pursuant to SFAS 128, the number of shares of common stock outstanding as of December 31, 2006 and 2005 and presented on the Consolidated Balance Sheets has been adjusted to reflect the number of shares of SBE, Inc. issued to Neonode shareholders in conjunction with the merger transaction that culminated on August 10, 2007. Neonode Shareholders exchanged each share of Neonode common stock for 3.5319 shares of SBE common stock (exchange ratio).

	December 31,	December 31,
	2006	2005
Historical shares of common stock outstanding	2,911,217	2,614,232
Adjusted shares of common stock outstanding	10,282,127	9,233,206

Adjustment to Loss per Share

Pursuant to SFAS 128, basic and diluted earnings per share presented on the Consolidated Statements of Operations has been adjusted to reflect the number of shares of SBE, Inc. issued to Neonode shareholders pursuant to the exchange ratio in conjunction with the merger transaction that culminated on August 10, 2007.

Historical Adjusted Loss per Share	Twelve months ended December 31,		Ten months ended December 31,
	2006	2005	2004
Loss available to common shareholders	$(5,224)	(3,682)	(1,427)
Pro Forma weighted average shares of common stock outstanding	10,119	8,955	7,436

Pro Forma basic and diluted loss per share	$(0.52)	(0.41)	(0.19)

Pro-forma Merger Loss per Share

The following pro forma loss available to common shareholders per share data is presented as if the merger transaction with SBE had occurred as of the beginning of the period presented.

Adjusted

Pro Forma Twelve months ended December 31, 2006
Loss available to common shareholders	$(5,224)
Pro forma adjustments
Accrued interest expense	138
Amortization of deferred financing fees and debt discount	159
Changes in value embedded conversion feature	47
Pro forma loss available to common shareholder	(4,880)

Weighted average shares of common stock outstanding	2,911
Shares issued in connection with merger and conversion of notes	19,763
Pro forma weighted shares of common stock outstanding	22,674
Pro Forma basic and diluted loss per share	$(0.22)

The adjustments in the above proforma loss available to common shareholders relate to the debt that was converted immediately prior to the merger transaction and the shares and warrants that were issued upon conversion of the debt in conjunction with the merger. In addition to reversing the interest expense related to the debt converted, adjustments have been made to reverse any charges made to income during 2006 for amortization of deferred financing fees and debt discounts and for the changes in the valuation of the conversion feature, all associated with the convertible debt.